UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Disposition of 6151 and 6201 Powers Ferry Landing East Buildings
On September 24, 2012, KBS Strategic Opportunity REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary, acquired three office buildings containing a total of 393,502 rentable square feet located on approximately 23 acres of land in Atlanta, Georgia (“Powers Ferry Landing East”) at a contractual purchase price of $17.0 million plus closing costs. On October 31, 2013, the Company sold two of the three office buildings containing 246,475 rentable square feet that had a net book value of $10.4 million for $18.5 million, resulting in a gain of approximately $7.1 million, calculated in accordance with U.S. generally accepted accounting principles. The aggregate cost of the two buildings, including the cost of any capital improvements made since the acquisition date but excluding any reductions to net book value of the property due to historical depreciation and amortization expense, was $12.0 million. The purchaser is not affiliated with the Company or KBS Capital Advisors LLC, the Company’s external advisor.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: November 5, 2013	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer